EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2024

MINNEAPOLIS, April 11, 2024 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2024.

Second quarter fiscal 2024 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 14.1% to a second quarter record of $20,843,000
  ZERUST® industrial net sales increased 3.1% to a second quarter record of $13,051,000
  ZERUST® oil and gas net sales increased 20.1% to a second quarter record $2,167,000
  Natur-Tec® product net sales increased 47.5% to a quarterly record of $5,624,000
  NTIC China net sales increased 20.3% to $3,456,000
  Gross profit as a percent of second quarter net sales increased 551 basis points to 40.0%
  Joint venture operating income increased 4.2% to $2,481,000
  Net income attributable to NTIC increased 313% to $1,701,000, compared to $411,000
  Net income per diluted share attributable to NTIC increased 325% to $0.17, compared to $0.04
  Cash provided by operating activities was $5,643,000 for the six months ended February 29, 2024
  As of February 29, 2024, NTIC has net cash of $860,000, compared to net debt of $951,000 at August 31, 2023

“NTIC set a series of new records in the second quarter, driven by robust demand across many parts of our business. Most notable among these were record second quarter ZERUST® oil and gas sales and record quarterly Natur-Tec® sales. The positive momentum underway within these two sectors reflects our long-standing commitment to developing innovative solutions for large, rapidly growing markets that are supported by NTIC’s global infrastructure.   I’m also pleased by the continued improvement in our gross margin which, for the second quarter, jumped to 40%, a 5.5 percentage point increase year-over-year and a 10.3 percentage point increase over the second quarter of fiscal 2022, thanks to the successful execution of several strategies we have been pursuing for this purpose,” said G. Patrick Lynch, President and CEO of NTIC.

“We believe demand across our ZERUST® industrial, ZERUST® oil and gas, and Natur-Tec® product categories will remain strong through the second half of fiscal 2024, as a result of new business opportunities with new and existing customers, as well as the expansion of several existing projects. We also anticipate that profitability will continue to improve, based on the actions taken to decrease costs and control our operating expenses, while investing in long term growth objectives. In addition, we believe we’ll continue to generate positive operating cash flow in the second half of our fiscal year that we’ll use to pay down the balance of our line of credit and further strengthen our balance sheet. Overall, we believe fiscal 2024 is shaping up to be a strong year of sales growth and improved profitability,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 14.1% to $20,843,000 during the three months ended February 29, 2024, compared to $18,271,000 for the three months ended February 28, 2023. The year-over-year increase in consolidated net sales for the second quarter was primarily a result of an increase in sales and demand for Natur-Tec® and ZERUST® oil and gas products and stable sales of and demand for ZERUST® industrial products. For the first half of fiscal 2024, consolidated net sales increased 7.3% to $41,024,000, compared to $38,224,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and six months ended February 29, 2024 and February 28, 2023, by segment:

	Three Months Ended
	February 29, 2024	% of Net Sales	February 28, 2023	% of Net Sales	% Change
ZERUST® industrial net sales	$13,050,767	62.6%	$12,653,512	69.2%	3.1%
ZERUST® oil and gas net sales	2,167,328	10.4%	1,805,235	9.9%	20.1%
Total ZERUST® net sales	$15,218,095	73.0%	$14,458,747	79.1%	5.3%
Total Natur-Tec® net sales	5,624,443	27.0%	3,812,078	20.9%	47.5%
Total net sales	$20,842,538	100.0%	$18,270,825	100.0%	14.1%

	Six Months Ended
	February 29, 2024	% of Net Sales	February 28, 2023	% of Net Sales	% Change
ZERUST® industrial net sales	$26,954,198	65.7%	$26,401,616	69.0%	2.1%
ZERUST® oil and gas net sales	3,669,642	8.9%	3,427,132	9.0%	7.1%
Total ZERUST® net sales	$30,623,840	74.6%	$29,828,748	78.0%	2.7%
Total Natur-Tec® net sales	10,400,373	25.4%	8,394,843	22.0%	23.9%
Total net sales	$41,024,213	100.0%	$38,223,591	100.0%	7.3%

NTIC’s joint venture operating income increased 4.2% to $2,481,000 during the three months ended February 29, 2024, compared to joint venture operating income of $2,381,000 during the three months ended February 28, 2023. The $100,000 increase in joint venture operating income was primarily due to efforts to enhance profitability at the Company’s joint ventures, partially offset by lower joint venture sales. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 7.9% to $23,480,000 during the three months ended February 29, 2024, compared to $25,483,000 for the three months ended February 28, 2023. Year-to-date, NTIC’s joint venture operating income was $4,832,000, compared to joint venture operating income of $4,753,000 during the six months ended February 28, 2023. Net sales of NTIC’s joint ventures were $47,041,000 for the six months ended February 29, 2024, compared to $50,213,000 for the six months ended February 28, 2023.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2024 were 41.3%, compared to 43.1% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 41.3%, compared to 41.2% for the same period last fiscal year. Higher operating expenses for three and six months ended February 29, 2024 over the prior fiscal year periods were primarily due to increased personnel expenses.

Net income attributable to NTIC for the second quarter of fiscal 2024 was $1,701,000, or $0.17 per diluted share, compared to net income of $411,000, or $0.04 per diluted share, for the same period last fiscal year. Year-to-date, net income attributable to NTIC was $2,597,000, or $0.27 per diluted share, compared to net income of $914,000, or $0.09 per diluted share, for the same period last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $23,975,000 as of February 29, 2024, including $4,835,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $3,975,000, compared to $22,950,000 of working capital as of August 31, 2023, including $5,406,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $6,357,000.

At February 29, 2024, the Company had $23,461,000 of investments in joint ventures, of which $13,078,000 or 55.8%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal year 2024 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BIa41c429956224b39961c5fea70026b8b

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/9ghco4ic/.
A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that demand across its Zerust® industrial, Zerust® oil and gas, and Natur-Tec® product categories will remain strong, that profitability will continue to improve, and that NTIC will continue to generate positive operating cash flow, which will be used in part to pay down the balance of its line of credit, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; effect of COVID-19; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the Russia and Ukraine war and the Israel and Hamas conflict; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2023 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 29, 2024 (UNAUDITED) AND AUGUST 31, 2023 (AUDITED)

	February 29, 2024	August 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,835,031	$5,406,173
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts
of $533,000 as of February 29, 2024 and August 31, 2023	14,800,592	15,645,130
Trade, joint ventures	891,929	187,912
Fees for services provided to joint ventures	1,227,711	1,296,594
Dividend receivable from joint venture	509,716	1,986,027
Income taxes	—	34,202
Inventories	12,538,859	13,096,489
Prepaid expenses	2,529,476	2,019,029
Total current assets	$37,333,314	$39,671,556
PROPERTY AND EQUIPMENT, NET	$14,963,186	$14,065,354
OTHER ASSETS:
Investments in joint ventures	23,460,869	23,705,714
Deferred income tax, net	504,913	530,944
Intangible asset, net	5,926,423	6,159,485
Goodwill	4,782,376	4,782,376
Operating lease right of use asset	336,169	428,874
Total other assets	35,010,750	35,607,393
Total assets	$87,307,250	$89,344,303

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$1,192,645	$3,600,000
Term loan	2,782,686	2,757,176
Accounts payable	6,487,718	6,056,329
Income taxes payable	13,798	13,053
Accrued liabilities:
Payroll and related benefits	1,425,274	2,305,400
Other	1,284,894	1,648,615
Current portion of operating lease	170,840	340,799
Total current liabilities	$13,357,855	$16,721,372
LONG-TERM LIABILITIES:
Deferred income tax, net	1,836,059	1,836,059
Operating lease, less current portion	165,329	88,075
Total long-term liabilities	$2,001,388	$1,924,134

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of
February 29, 2024 and August 31, 2023; issued and outstanding 9,427,598 and 9,424,101, respectively	188,552	188,482
Additional paid-in capital	22,721,667	21,986,767
Retained earnings	52,281,250	51,004,427
Accumulated other comprehensive loss	(6,838,890)	(6,823,403)
Stockholders’ equity	68,352,579	66,356,273
Non-controlling interests	3,595,428	4,342,524
Total equity	71,948,007	70,698,797
Total liabilities and equity	$87,307,250	$89,344,303

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2024 AND FEBRUARY 28, 2023

	Three Months Ended		Six Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
NET SALES:
Net sales	$20,842,538	$18,270,825	$41,024,213	$38,223,591
Cost of goods sold	12,503,374	11,967,757	25,350,775	25,567,399
Gross profit	8,339,164	6,303,068	15,673,438	12,656,192

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,177,990	1,128,731	2,280,231	2,318,135
Fees for services provided to joint ventures	1,303,059	1,252,746	2,552,017	2,434,551
Total joint venture operations	2,481,049	2,381,477	4,832,248	4,752,686

OPERATING EXPENSES:
Selling expenses	4,134,894	3,595,717	7,820,952	7,103,151
General and administrative expenses	3,236,792	3,134,189	6,753,853	6,264,788
Research and development expenses	1,242,256	1,141,083	2,348,177	2,397,807
Total operating expenses	8,613,942	7,870,989	16,922,982	15,765,746

OPERATING INCOME	2,206,271	813,556	3,582,704	1,643,132

INTEREST INCOME	29,210	3,451	75,652	9,619
INTEREST EXPENSE	(77,758)	(115,144)	(188,896)	(206,475)
INCOME BEFORE INCOME TAX EXPENSE	2,157,723	701,863	3,469,460	1,446,276

INCOME TAX EXPENSE	289,195	181,795	515,991	292,528
NET INCOME	1,868,528	520,068	2,953,469	1,153,748

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	167,359	108,571	356,779	240,009
NET INCOME ATTRIBUTABLE TO NTIC	$1,701,169	$411,497	$2,596,690	$913,739

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.18	$0.04	$0.28	$0.10
Diluted	$0.17	$0.04	$0.27	$0.09

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,427,598	9,366,357	9,427,588	9,353,989
Diluted	9,723,671	9,747,461	9,715,121	9,745,166
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07	$0.14	$0.14

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the amortization expense associated with the net one-time gain related to the acquisition of the remaining 50% ownership interest of ZERUST® India, and certain other adjustments as described below.

	Three Months Ended		Six Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023

Net income attributable to NTIC, as reported	$1,701,169	$411,497	$2,596,690	$913,739
Adjustments for adjusted net income:
Amortization expense	105,783	105,783	211,566	211,566
Tax impact of adjusted items
Non-GAAP adjusted net income	$1,806,952	$517,280	$2,808,256	$1,125,305

Weighted average shares outstanding (diluted)	9,723,671	9,747,461	9,715,121	9,745,166
Diluted net income per share, as reported	0.17	0.04	0.27	0.09
Adjustments for adjusted net income, net of tax impact, per diluted share	0.01	0.01	0.02	0.02
Non-GAAP diluted adjusted net income per share	$0.18	$0.05	$0.29	$0.11

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600